    NEWS RELEASE

At RF Micro Devices                                                  At the Financial Relations Board
Dean Priddy                        Doug DeLieto                     Joseph Calabrese
Chief Financial Officer        VP, Investor Relations       (212) 827-3772
(336) 931-7975                   (336) 678-5091

For Immediate Release
January 24, 2006

RF MICRO DEVICES DELIVERS RECORD QUARTERLY REVENUE

Quarterly Highlights:

  Record Quarterly Revenue Of $208.0 Million
  Sales Of POLARIS™ TOTAL RADIO™ Solutions Grew To 17% Of Total Revenue
  Earnings Per Share Of $0.07 On A GAAP Basis And $0.08 On A Pro Forma Basis
  RFMD Currently Expects March Quarterly Revenue Of $200 Million To $215 Million
  RFMD Currently Expects March Quarterly Earnings Per Share Will Be Approximately $0.05 To $0.06
  On A GAAP Basis And Approximately $0.06 To $0.07 On A Pro Forma Basis

Greensboro, NC, January 24, 2006 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today reported financial results for its fiscal 2006 third quarter ended December 31, 2005.

Financial Results
Revenue for the quarter was $208.0 million, an increase of 23.1% versus revenue of $168.9 million in the corresponding quarter of fiscal 2005, and a sequential increase of 17.5% versus revenue of $177.0 million for the prior quarter ended September 30, 2005.  The increase in quarterly revenue reflected market share gains in cellular products, driven by sales of power amplifier modules, transmit modules and POLARIS™ TOTAL RADIO™ transceiver solutions.  Quarterly sales of POLARIS™ solutions increased sequentially approximately 78% versus the quarter ended September 30, 2005, and represented approximately 17% of the Company's total revenue.  RFMD also benefited from strength at its largest customers, the world's leading handset manufacturers.

Gross profit for the quarter was $75.0 million, an increase of 28.5% versus $58.4 million for the prior year period, and a sequential increase of approximately 17.6% from $63.7 million for the quarter ended September 30, 2005.  Gross profit margin was 36.1%, versus 34.6% in the corresponding quarter of fiscal 2005 and 36.0% for the prior quarter ended September 30, 2005.

Net income calculated in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended December 31, 2005 was $14.7 million, or $0.07 per diluted share, compared with GAAP net income of $0.6 million, or $0.00 per diluted share, for the quarter ended December 31, 2004.  This compares sequentially to GAAP net income of $5.9 million, or $0.03 per diluted share, for the prior quarter ended September 30, 2005.

In addition to reporting net income (loss) and net income (loss) per share in accordance with GAAP, RFMD separately reports these items on a non-GAAP basis, referred to as pro forma, in order to exclude the effect of certain non-recurring, non-cash and unusual items.  For the purposes of this press release, all references to pro forma results reflect non-GAAP financial information.  In the quarter ended December 31, 2005, pro forma results excluded an aggregate of approximately $1.3 million in non-cash expenses related to amortization of deferred stock-based compensation, the effect of variable accounting associated with the Company's option exchange program and amortization of transaction-related intangibles, and $0.4 million related to the discontinuation of the Company's WLAN chipset development efforts.  A reconciliation of the Company's GAAP financial results to pro forma financial results is provided in the financial statement portion of this release.

After excluding these items, pro forma net income for the quarter ended December 31, 2005 was $16.4 million, or $0.08 per diluted share.  This compares with pro forma net income of $3.6 million, or $0.02 per diluted share, for the quarter ended December 31, 2004, and pro forma net income of $8.7 million, or $0.04 per diluted share, for the prior quarter ended September 30, 2005.

In the quarter ended December 31, 2004, pro forma results excluded approximately $3.0 million in non-cash expenses related primarily to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles.  In the prior quarter ended September 30, 2005, pro forma results excluded an aggregate of approximately $2.6 million in non-cash expenses related to amortization of deferred stock-based compensation, the effect of variable accounting associated with the Company's option exchange program and amortization of transaction-related intangibles, and $0.2 million related to the discontinuation of the Company's WLAN chipset development efforts.

RF Micro Devices believes pro forma reporting provides useful supplemental information to the investment community and facilitates a better understanding of its results of operations.  RF Micro Devices has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to analyze its financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Financial Guidance And Business Outlook
RF Micro Devices currently anticipates revenue in the range of $200 million to $215 million in the March 2006 quarter, representing year-over-year growth of approximately 33% to 43%.  Quarterly GAAP net income is expected in the range of $0.05 to $0.06 per share, assuming no impact of variable accounting associated with the recent option exchange program, which is difficult to predict because it is dependent on the Company's closing stock price at the end of the quarter.  Quarterly pro forma net income is expected in the range of $0.06 to $0.07 per share.

RF Micro Devices expects its revenue growth will outpace the rate of growth of the handset industry in the March quarter due to market share gains and increased sales of higher dollar content products, such as cellular transceiver modules and cellular transmit modules, which have higher average selling prices and increase RFMD's average dollar content per handset.  The Company anticipates particular strength in the markets for CDMA, GSM/GPRS and GSM/GPRS/EDGE handsets as a result of successful new product launches, recent design wins and positive momentum from leading customers.

Comments From Management
"During the December quarter, RF Micro Devices achieved record revenue and strong financial performance, driven by rapid customer adoption of our best-in-class cellular solutions, including our POLARIS™ TOTAL RADIO™ transceiver solutions and cellular transmit modules," said Bob Bruggeworth, president and CEO of RF Micro Devices.  "In the transceiver market, we continued to gain momentum as POLARIS chipset revenue more than tripled year-over-year and increased approximately 78% versus the prior quarter.

"We expect continued positive momentum in the March quarter as our POLARIS™ solutions ramp into a growing portfolio of high volume handsets.  Based on backlog and customer forecasts from multiple customers, we currently expect sales of our POLARIS™ products will continue to grow sequentially in the March quarter, which should offset most, if not all, handset seasonality for this quarter and position RFMD to achieve record revenue for the March quarter.  Beyond March, we anticipate continued growth in transceivers and expect both new and existing customers to continue to adopt our POLARIS™ solutions, including our next-generation, single-chip CMOS EDGE transceiver.

Bruggeworth concluded, "We exited 2005 with positive revenue and earnings momentum, and we expect to build on this momentum in calendar 2006 with both revenue and earnings growth as the year progresses."

Dean Priddy, CFO and vice president of administration, said, "Operating income more than tripled sequentially on a dollar basis in the December quarter to 8.2% of sales.  We are positioned to begin calendar year 2006 with greatly improved revenue and profitability over the same period one year ago.  We are also pleased with the health of our balance sheet.  Cash flow from operations was $17.8 million, and our cash position during the quarter improved, even as the Company made substantial capital investments in assembly and fab capacity, which we believe will enable us to further reduce our cost structure and drive continued growth in revenue and earnings."

RF Micro Devices will conduct a conference call at 5:00 p.m. ET today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.earnings.com or www.rfmd.com (under Investor Info).  A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11050137.

About RF Micro Devices
RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones.  The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers.  The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS).  The Company derives revenue from the sale of standard and custom-designed products.  The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth® products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment.  The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity.  RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com <http://www.rfmd.com>.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, our assembly facility and our test, tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust  production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and POLARISTM TOTAL RADIOTM are trademarks of RFMD, LLC.  BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

                                                                                            Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004

Total revenue	$207,974	$168,917	$544,362	$483,798

Costs and expenses:
Cost of goods sold	132,993	110,550	351,322	311,477
Research and development	38,650	38,848	116,824	111,337
Marketing and selling	11,906	11,971	36,041	34,510
General and administrative	6,919	6,594	20,084	17,768
Other operating expense (income)	380	-	(304)	7,056

Total costs and expenses	190,848	167,963	523,967	482,148

Operating income	17,126	954	20,395	1,650
Loss in equity method investee	-	-	-	(1,761)
Other income (expense), net	298	(133)	851	(2,497)

Income (loss) before income taxes	$17,424	$821	$21,246	$(2,608)
Income tax expense	(2,746)	(239)	(3,348)	(464)

Net income (loss)	$14,678	$582	$17,898	$(3,072)

Net income (loss) per share, diluted	$0.07	$0.00	$0.09	$(0.02)

Weighted average outstanding diluted shares	222,565	192,002	191,678	186,801

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004

GAAP net income (loss)	$14,678	$582	$17,898	$(3,072)

Amortization of deferred stock compensation	1,142	1,336	4,080	4,148
Compensation expense (benefit) for options subject to variable accounting	(280)	-	2	-
Amortization of intangible assets	442	1,702	1,249	4,968
Discount and issuance cost write-off related to the extinguishment of the 3.75% convertible debt	-	-	-	642
In process research and development charge	-	-	-	6,201
Customer related payment	-	-	5,000	-
Discontinuation of WLAN chipset development efforts/(adjustment)	380	-	(304)	-
Impairment charge	-	-	-	391
Pro forma net income	16,362	3,620	27,925	13,278

Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	1,036	-	3,128	-
Pro forma net income plus assumed conversion of notes - Numerator for diluted income per share	$17,398	$3,620	$31,053	$13,278

GAAP weighted average outstanding diluted shares	222,565	192,002	191,678	186,801

Adjustments:
Dilutive stock options	-	-	-	4,319
Assumed conversion of 1.50% convertible notes	-	-	30,144	-
Pro forma weighted average outstanding diluted shares	222,565	192,002	221,822	191,120

Pro forma net income per share, diluted	$0.08	$0.02	$0.14	$0.07

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2005 (Unaudited)	March 31, 2005 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$70,057	$26,016
Short-term investments	71,798	134,828
Accounts receivable, net	99,403	74,545
Inventories	105,627	75,090
Other current assets	19,743	15,970
Total current assets	366,628	326,449

Property and equipment, net	334,985	339,624
Goodwill	115,911	119,694
Investment in Jazz Semiconductor, Inc.	59,265	59,265
Long-term investments	292	365
Intangible assets, net	11,306	11,316
Other assets	3,544	3,033
Total assets	$891,931	$859,746

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$87,108	$74,684
Other short-term liabilities, net	89	4,968
Total current liabilities	87,197	79,652

Long-term debt, net	226,695	226,168
Other long-term liabilities	5,062	5,876
Total liabilities	318,954	311,696

Shareholders' equity:
Total shareholders' equity	572,977	548,050

Total liabilities and shareholders' equity	$891,931	$859,746